For more information, please contact:
Bill Davis, Perficient, 314-529-3555

FOR IMMEDIATE RELEASE

PERFICIENT ANNOUNCES ACQUISITION OF MEDTOUCH

SAINT LOUIS, MO (Jan. 6, 2020) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced the acquisition of MedTouch LLC (“MedTouch”), an award-winning, $13 million annual revenue digital healthcare marketing and technology consultancy.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to strengthen our healthcare industry expertise and digital marketing capabilities with the strategic acquisition of MedTouch,” said Jeffrey Davis, Perficient’s Chairman and CEO. “Perficient has more than 20 years of experience in delivering digital technology consulting solutions to leading payer, provider and pharmaceutical organizations. MedTouch further enhances our ability to help healthcare organizations provide their patients and customers with the right information and care where and when they need it most, improving quality of care and patients’ lives.”

The acquisition of MedTouch:

▪
Broadens and deepens Perficient’s healthcare consulting capabilities, bringing strategic digital marketing solutions and services focused on patient acquisition, customer experience, patient engagement and loyalty, and physician marketing;

▪	Adds more than 50 consulting, technology, sales and administrative professionals; and

▪	Brings a strong concentration of strategic client relationships with Fortune 1000 and leading healthcare institutions, creating significant opportunity for cross-selling synergies.

MedTouch CEO Paul Griffiths joins Perficient in a key leadership role.

“Perficient is well known for its end-to-end digital consulting expertise across many industries and technology platforms, and is widely-regarded as one of the largest and most capable digital transformation consulting firms in the country,” said Griffiths. “We’re thrilled to join the team. With Perficient’s depth and breadth in digital and strategic consulting, coupled with its reputation for driving excellence in healthcare, we can continue to deliver innovative digital health solutions.”

About Perficient
Perficient is the leading digital consultancy helping transform the world’s biggest brands. As a trusted end-to-end digital provider, Perficient partners with its Global 2000 and other large enterprise customers across North America to design and deliver digital transformation solutions that exceed customers’ expectations, outpace the competition and transform their business. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Adobe Platinum Partner, Platinum Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Advanced Pivotal Ready Partner, a Gold Salesforce Consulting Partner, and a Sitecore Platinum Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2020. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2018.